AMENDMENT to

RBC FUNDS TRUST

SECOND AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3

under the

INVESTMENT COMPANY ACT OF 1940

WHEREAS, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, RBC Funds Trust (the “Trust”) established a Rule 18f-3 multi-class plan which took effect on December 6, 2012, as amended and restated from time to time and most recently as of March 11, 2019 (the “Plan”), which sets forth the multi-class system for the Trust; and

WHEREAS, Section II of the Plan contemplates that changes to the Funds and classes covered by the Plan may be effected by the adoption of an amended Schedule A to the Plan; and

WHEREAS, in connection with the addition of Class A Shares to each of RBC BlueBay Global Bond Fund, RBC Global Opportunities Fund, RBC Impact Bond Fund and RBC International Opportunities Fund (together, the “New Class A Funds”), the Trust wishes update the Plan to reflect an amended Schedule A thereto;

NOW THEREFORE, the Plan is amended as follows:

1.	Replacement of Schedule A. Schedule A to the Plan is hereby replaced with Schedule A attached hereto.

2.	Effective Date. This amendment will be effective on the date set forth on Schedule A hereto.

3.	Original Plan. With the exception of the foregoing amendment, the Plan shall continue in full force and effect.

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SCHEDULE A

As adopted by the RBC Funds Trust Board of Trustees effective September 27, 2019

Series of RBC Funds Trust	Class I	Class A	Class R6	Class IS
Access Capital Community Investment Fund	x	x		x
RBC Blue Bay Global Bond Fund	x	x	x
RBC BlueBay Emerging Market Debt Fund	x	x	x
RBC BlueBay High Yield Bond Fund	x	x
RBC Emerging Markets Equity Fund	x	x	x
RBC Emerging Markets Small Cap Equity Fund	x	x
RBC Emerging Markets Value Equity Fund	x		x
RBC Enterprise Fund	x	x
RBC Global Opportunities Fund	x	x	x
RBC Impact Bond Fund	x	x	x
RBC International Opportunities Fund	x	x	x
RBC Microcap Value Fund	x	x
RBC Short Duration Fixed Income Fund	x	x
RBC Small Cap Core Fund	x	x	x
RBC Small Cap Value Fund	x		x
RBC SMID Cap Growth Fund	x	x	x
RBC Ultra-Short Fixed Income Fund	x	x